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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported):
                                October 10, 2005

                               PURCHASESOFT, INC.
               (Exact Name of Registrant as Specified in Charter)

                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)

        0-11791                                            13-2897997
(Commission File Number)                       (IRS Employer Identification No.)

            2091 Business Center Drive, Suite 100, Irvine, CA 92612
              (Address of Principal Executive Offices) (Zip Code)

              Registrant's telephone number, including area code:
                                 (949) 263-0910

ITEM 8.01 OTHER EVENTS AND REGULATION FD DISCLOSURE

On October 10, 2005 the Company announced that it plans to effectuate a one-for-five reverse stock split in accordance with the approval of the Company's Board of Directors in a meeting held on March 1, 2005. This reverse stock split is anticipated to be completed by November 15, 2005.

As a result of the reverse stock split, every five shares of Common Stock will be combined into one share of Common Stock. The reverse stock split affects all the Common Stock, stock options and warrants outstanding immediately prior to the effective date of the reverse stock split. Those owning less than five shares in total will have their shares rounded upwards to one share equivalent. Any other fractional shares resulting from the reverse stock split will be rounded downwards to the nearest whole number. The split will reduce the number of the Company's outstanding shares of Common Stock from approximately 100 million to approximately 20 million.

A copy of the press release (as corrected) announcing the reverse stock split described in this Item 8.01 is furnished as Exhibit 99.1 to this Current Report on form 8-K and is incorporated herein by reference



EXHIBIT
NUMBER              DESCRIPTION OF EXHIBIT

99.1                Press released dated October 10, 2005 (as corrected)



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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   PURCHASESOFT, INC.

                                   By: /s/ Steven A. Flagg
                                       -------------------------------
                                       Name: Steven A. Flagg
                                       Title: President and CEO